Exhibit 10.12

[Date]

Incentive Stock Option Agreement

To the Optionee (the "Optionee") executing the reference and signature page(s) (the "Signature Page") to this Incentive Stock Option Agreement (this "Agreement").

Dear Optionee:

     This Agreement sets forth the terms under which Forward Air Corporation, a Tennessee corporation (the "Company"), has awarded you an option to purchase shares of the $0.01 par value common stock of the Company (the "Common Stock"). This Agreement, along with the Company’s 1999 Stock Option and Incentive Plan (the "Plan"), as amended, Plan Prospectus, Insider Trading Policy and such additional documents as are approved by the Company, constitute the terms and conditions governing the grant of options hereunder. Terms not otherwise defined herein shall have the meanings set forth in the Plan.

     This will confirm the agreement between the Company and the Optionee as follows:

     1. Grant of Option. Pursuant to the Plan, the Company grants to the Optionee the right and option (the "Option") to purchase all or any part of the number of shares of Common Stock set forth on the Signature Page (the "Shares"). The Option granted herein is an incentive stock option and is subject to the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Option Price. The option price per Share shall be the "Option Price per Share" as set forth on the Signature Page (the "Option Price"), representing one hundred percent (100%) of the Fair Market Value of a share of Common Stock as determined pursuant to the Plan as of the Grant Date set forth on the Signature Page.

     3. Term of Option. The term of the Option shall commence on the Grant Date and all rights to purchase Shares hereunder shall cease at 11:59 p.m. on the Expiration Date set forth on the Signature Page, subject to earlier termination as provided in the Plan and this Agreement. Except as may otherwise be provided in the Plan or this Agreement, Options granted hereunder may be cumulative and exercised as follows:

          (a) Subject to the terms and conditions of the Plan and this Agreement, the Option shall become exercisable on the dates set forth on the Signature Page, provided that the Optionee remains continually employed by the Company throughout such period; provided further, that the Option shall expire on the Expiration Date and must be exercised, if at all, on or before the Expiration Date. The Vesting Schedule for the Option is set forth on the Signature Page.

          (b) For the purpose of this Agreement, the Optionee shall be deemed to be an eligible employee of the Company for so long as the Optionee is employed by the Company or a parent or subsidiary of the Company. A leave of absence (regardless of the reason therefor) shall be deemed to constitute the cessation of eligible employee status as of the commencement date of the leave. Accordingly, the Option shall be fully exercisable in accordance with this Section 3, provided the Optionee continues to be an employee of the Company or a parent or subsidiary thereof throughout such period to such extent that the Shares are vested.

          (c) The Option Price of the Shares as to which the Option shall be exercised shall be paid in full at the time of exercise (i) in cash or by certified check or by bank draft; (ii) by the delivery of previously owned unrestricted shares of Common Stock which shall have an aggregate Fair Market Value determined in accordance with the Plan equal to the Option Price; (iii) with the prior written consent and approval of the Company, by the execution and delivery of the Optionee’s promissory note in the principal amount of the Option Price, with such term, interest rate and other terms and provisions, including, without limitation, requiring the Shares acquired upon exercise to be pledged to the Company to secure payment of the note, as the Compensation Committee of Board of Directors of the Company (the "Compensation Committee") may specify; (iv) by cancellation of indebtedness of the Company to the Optionee; (v) by waiver of compensation due or accrued to the Optionee for services rendered; (vi) provided that a public market for the Common Stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby the Optionee irrevocably elects to exercise his Option and to sell a portion of the Shares so purchased to pay for the Option Price and whereby the NASD Dealer irrevocably commits to forward the Option Price directly to the Company in exchange for receipt of such Shares; (vii) provided that a public market for the Common Stock exists, through a "margin" commitment from the Optionee and a

NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Option Price directly to the Company, or (viii) any combination of the preceding. Except as provided in Section 5 hereof, the Option may not be exercised at any time unless the Optionee shall have been continuously, from the Grant Date to the date of the exercise of the Option, an employee of the Company or a parent or subsidiary of the Company. Additionally, notwithstanding anything in this Agreement to the contrary, the Option may be exercised at any given time only as to those Shares covered by the Option which have “vested” at such time, as set forth on the Vesting Schedule. The holder of the Option shall not have any of the rights of a shareholder with respect to Shares covered by the Option until such time, if ever, as such Shares of Common Stock are actually issued and delivered to the Optionee.

     4. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided in Section 6 hereof), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

     5. Termination of Option. Except as provided in the Plan, this Option shall terminate on the date the Optionee ceases to be an employee of the Company or a parent or subsidiary of the Company (the "Termination Date"). The Optionee shall be considered to be an employee of the Company for all purposes under this Section 5 if the Compensation Committee determines that the Optionee is rendering substantial services as a part-time employee to the Company or any parent or subsidiary of the Company.

     6. Other Terminations or Expirations. In addition to any other event causing an expiration or termination of the Option, the Option shall expire and all rights to purchase Shares shall cease (to the extent not theretofore terminated or expired as herein provided) upon the effective date of the dissolution or liquidation of the Company or upon a merger, consolidation, acquisition of property or shares, separation or reorganization of the Company with one or more entities, corporate or otherwise, as a result of which the Company is not the surviving entity, or if the Company is the surviving entity and the ownership of the outstanding Common Stock following the transaction changes by 80% or more as a result of such transaction, or of a sale of substantially all of the property or shares of the Company to another entity, corporate or otherwise (collectively, a "Transaction"); provided, however, that the Company may, in its discretion, and immediately prior to any such Transaction, cause a new option to be substituted for the Option or cause the Option to be assumed by an employer entity or a parent or subsidiary of such entity; and, subject to the terms of the Plan, the terms and conditions of any such new option shall apply to all Shares issued in addition to or in substitution, replacement or modification of the Shares covered by any Option canceled or replaced.

     7. Adjustments. The number and class of Shares subject to the Option, and the Option Price per Share (but not the total purchase price), and the minimum number of Shares as to which the Option may be exercised at any one time, shall all be proportionately adjusted in the event of any change or increase or decrease in the number of issued shares of Common Stock, without receipt of consideration by the Company, which result from a split-up or consolidation of shares, payment of a share dividend (in excess of two percent (2%)), a recapitalization, combination of shares or other like capital adjustment, so that, upon exercise of the Option, the Optionee shall receive the number and class of shares the Optionee would have received had the Optionee been the holder of the number of shares of Common Stock, for which the Option is being exercised, on the date of such change or increase or decrease in the number of issued shares of Common Stock. Subject to reorganization, merger or consolidation, the Option shall be proportionately adjusted so as to apply to the securities to which the holder of the number of Shares of Common Stock subject to the Option would have been entitled. Adjustments under this Section 7 shall be made by the Compensation Committee whose determination with respect thereto shall be final and conclusive. No fractional share shall be issued under the Option or upon any such adjustment.

     8. Notice. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, by United States certified or registered mail, prepaid, to the parties or their assignees, if to the Company, addressed to Forward Air Corporation, Attention: Legal Department, P.O. Box 1058, Greeneville, Tennessee 37744, and if to the Optionee, at the address set forth on the Signature Page (or such other address as shall be given in writing by either party to the other).

     9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, at its principal office in the State of Tennessee, which is set forth in Section 8 hereof. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised and by payment in full of the Option Price pursuant to Section 3 above, and the Company shall deliver a certificate or certificates representing the Shares subject to such exercise as soon as practicable after the notice shall be received. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person so exercising the Option and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised by any person other than the Optionee in accordance with the terms hereof, such notice shall be accompanied by appropriate proof of right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable. The holder of the Option shall not be entitled to the privileges or share ownership as to any shares of Common Stock not actually issued and delivered to the Optionee.

     10. No Agreement to Employ. Nothing in this Agreement shall be construed to constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to employ or retain the Optionee for any specific period of time.

     11. Market Standoff Agreement. The Optionee agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, the Optionee will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 120 days) from the effective date of such registration as the Company or the underwriters may specify.

     12. Stop-Transfer Notices. The Optionee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     13. General. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations, which, in the opinion of counsel for the Company, shall be applicable thereto. To the extent that this Agreement differs from the terms of the Plan, the terms of the Plan shall control.

     If the foregoing correctly sets forth your understanding of the terms and conditions governing the subject matter of this Agreement, please sign the enclosed Signature Page to this Agreement in the place indicated and return it to the corporate office.

Very truly yours,
FORWARD AIR CORPORATION

By: _____________________________

Reference and Signature Page to
Forward Air Corporation
Incentive Stock Option Agreement
dated _____________

[Employee Name]
[Street Address]
[City, State Zip]

Pursuant to the terms and conditions of the Forward Air Corporation 1999 Stock Option Plan (the "Plan"), you have been granted an Incentive Stock Option to purchase _________ shares (the "Option") of stock as outlined below.

Granted To:	[Employee Name]
SSN _______________

Date of Grant:	_______________

Options Granted:	________
Option Price per Share:	$_______	Total Cost to Exercise: $__________

Expiration Date:	_______________

Vesting Schedule:	____% per year for ____ years
______ on __/__/____
______ on __/__/____

By my signature below, I hereby acknowledge receipt of the Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further understand and agree that the Option is governed by the Plan, the Plan Prospectus, the Agreement, the Company's Insider Trading Policy, and that such documents have been furnished by or are available from the Company upon request. I also agree to conform to all of the terms and conditions of the Option and the Plan and understand that in order for the grant of the Option to be effective, I must indicate my acceptance of the Option by signing and delivering this Reference and Signature Page to the Forward Air Corporation Legal Department, P.O. Box 1058, Greeneville, TN 37744.

Signature: ______________________________________      Date: ________________

Note: If there are any discrepancies in the name, address or Social Security Number shown above, please make the appropriate corrections on this form.